                                                                    EXHIBIT 11.1




                     PERCEPTRONICS, INC. AND SUBSIDIARY
               STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                Quarter ended September 30      Six months ended September 30
                                --------------------------      -----------------------------
                                     1997          1996              1997          1996
                                     ----          ----              ----          ----
NET INCOME (LOSS)                $  (28,050)    $  (95,808)       $   40,859    $ (357,053)
                                 ----------     ----------        ----------    ----------
                                 ----------     ----------        ----------    ----------
PRIMARY
  Average shares outstanding      4,469,287      3,863,732         4,469,287     3,863,732

  Net effect of dilutive stock
  options and warrants based
  on the treasury stock method
  using average market price          2,281        177,633             1,776       200,165
                                 ----------     ----------        ----------    ----------

TOTAL                             4,471,568      4,041,365         4,471,063     4,063,897
                                 ----------     ----------        ----------    ----------
                                 ----------     ----------        ----------    ----------


PRIMARY PER SHARE
AMOUNT                           $     (.01)    $     (.03)       $      .01    $     (.09)
                                 ----------     ----------        ----------    ----------
                                 ----------     ----------        ----------    ----------




FULLY DILUTED                            **             **                **            **


** Not required because dilution is less than 3%






           See notes to consolidated condensed financial statements